Exhibit 99.1

FOR IMMEDIATE RELEASE

XPERI CORPORATION ANNOUNCES SECOND QUARTER 2018 RESULTS

San Jose, Calif. (August 8, 2018) – Xperi Corporation (Nasdaq: XPER) (the “Company” or “we”) today announced financial results for the second quarter ended June 30, 2018.

“During the second quarter, we continued to make progress on our financial goals for the year and our long-term targets. We delivered billings in line with our expectations and lower than expected operating expenses which generated $34.6 million in operating cash flow. In product licensing, we made significant progress around a number of strategic initiatives, including the expected commercial launch of DTS Connected Radio with a global automotive brand in 2019,” said Jon Kirchner, chief executive officer of Xperi. “On the IP licensing side, several licensing discussions have progressed positively over the past quarter, we have added new engagements to the pipeline, and we believe we are well positioned to resolve at least one of our outstanding licensing discussions prior to the end of the year.”

Financial Highlights

($ and share count in millions)

	GAAP		Non-GAAP
	Q2 2018	Q2 2017	Q2 2018	Q2 2017
Billings [1]	$100.7	$107.3	$100.7	$107.3
Total Operating Expense [2]	$91.6	$97.0	$56.1	$56.8
Interest Expense [1]	$6.2	$7.0	$6.2	$7.0
Other Income / (Expense) [2]	$2.2	$0.2	$0.1	$0.2
Cash Tax Payments [1]	$4.3	$4.2	$4.3	$4.2

Diluted Shares Outstanding	49.1	49.5	51.9	52.4

[1]	Measures are the same for both the GAAP and Non-GAAP presentation.
[2]	See tables for reconciliations.

Other Relevant Metrics	Q2 2018	Q2 2017
Operating Cash Flow	$34.6	$26.8
Cash, Cash Equivalents, S-T Investments and Restricted Cash	$95.3	$136.4

Stock Repurchase Program

During the second quarter of 2018, the Company repurchased approximately 726 thousand shares of common stock for an aggregate amount of $15.0 million. These purchases were executed under the Company’s stock repurchase program. As of June 30, 2018, the Company had approximately $113 million remaining under its current repurchase program.

Dividends

On June 14, 2018, the Company paid $9.9 million to stockholders of record on May 24, 2018, for the quarterly cash dividend of $0.20 per share of common stock.

Additionally, on July 19, 2018, the Board of Directors approved the quarterly dividend of $0.20 per share of common stock, payable on September 6, 2018, to stockholders of record on August 16, 2018.

Financial Guidance

Consequent with the introduction of the new revenue accounting standard, ASC 606, the Company announced it would begin using billings as a key measure of business progress. As a result, the Company’s outlook is now based on billings rather than GAAP revenue. For additional information regarding the Company’s approach to guidance, please review the “ASC 606 Business Metrics and Guidance Approach” presentation given by the Company on January 25, 2018, at http://investor.xperi.com/events.cfm.

Q3 2018	GAAP Outlook	Non-GAAP Outlook
Billings [1]	$97M to 102M	$97M to 102M
Operating Expense	$94M to 96M	$59M to 61M

[1]	Measures are the same for both the GAAP and Non-GAAP presentation.

The Company reiterates its 2018 financial guidance ranges as follows:

FY 2018	GAAP Outlook	Non-GAAP Outlook
Billings [1]	$415M to 445M	$415M to 445M
Operating Expense	$394M to 412M	$245M to 263M
Cash Tax Payments [1]	$16M to 20M	$16M to 20M
Fully Diluted Shares	50.5 million	52.5 million
Operating Cash Flow [1]	$120M to 145M	$120M to 145M

[1]	Measures are the same for both the GAAP and Non-GAAP presentation.

Conference Call Information

The Company will hold its second quarter 2018 earnings conference call at 2:00 PM Pacific Time (5:00 PM Eastern Time) on Wednesday, August 8, 2018. To access the call in the U.S., please dial +1 877-260-1479, and for international callers dial +1 334-323-0522, approximately 15 minutes prior to the start of the conference call. The conference ID is 4289553. The conference call will also be broadcast live over the Internet at http://investor.xperi.com.

Safe Harbor Statement

This press release contains forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties that could cause actual results to differ significantly from those projected, particularly with respect to the Company’s financial results and guidance, the Connected Radio launch and the timing of resolutions of outstanding IP licensing matters. Material factors that may cause results to differ from the statements made include the plans or operations relating to the businesses of the Company; market or industry conditions; changes in patent laws, regulation or enforcement, or other factors that might affect the Company’s ability to protect or realize the value of its intellectual property; the expiration of license agreements and the cessation of related royalty income; the failure, inability or refusal of licensees to pay royalties; initiation, delays, setbacks or losses relating to the Company’s intellectual property or intellectual property litigations, or invalidation or limitation of key patents; fluctuations in operating results due to the timing of new license agreements and royalties, or due to legal costs; the risk of a decline in demand for semiconductors and products utilizing our audio and imaging technologies; failure by the industry to use technologies covered by the Company’s patents; the expiration of the Company’s patents; the Company’s ability to successfully complete and integrate acquisitions of businesses; the risk of loss of, or decreases in production orders from, customers of acquired businesses; financial and regulatory risks associated with the international nature of the Company’s businesses; failure of the Company’s products to achieve technological feasibility or profitability; failure to successfully commercialize the Company’s products; changes in demand for the products of the Company’s customers; limited opportunities to license technologies due to high concentration in applicable markets for such technologies; the impact of competing technologies on the demand for the Company’s technologies; pricing trends, including the Company’s ability to achieve economies of scale; and other developments in the markets in which the Company operates, as well as management’s response to any of the aforementioned factors. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this release.

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the Risk Factors included in the Company’s recent reports on Form 10-K and Form 10-Q and other documents of the Company on file with the Securities and Exchange Commission (the “SEC”). The Company’s SEC filings are available publicly on the SEC’s website at www.sec.gov. Any forward-looking statements made or incorporated by reference herein are qualified in their entirety by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by the Company will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, the Company or its business or operations. Except to the extent required by applicable law, the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

About Xperi Corporation

Xperi Corporation (Nasdaq: XPER) and its brands, DTS, FotoNation, HD Radio, Invensas and Tessera, are dedicated to creating innovative technology solutions that enable extraordinary experiences for people around the world. Xperi’s solutions are licensed by hundreds of leading global partners and have shipped in billions of products in areas including premium audio, broadcast, automotive, computational imaging, computer vision, mobile computing and communications, memory, data storage, and 3D semiconductor interconnect and packaging. For more information, please call 408-321-6000 or visit www.xperi.com.

Xperi, DTS, Invensas, FotoNation, HD Radio, Tessera and their respective logos are trademarks or registered trademarks of affiliated companies of Xperi Corporation in the United States and other countries. All other company, brand and product names may be trademarks or registered trademarks of their respective companies.

Billings

Billings reflect amounts in an accounting period invoiced to customers, less any credits issued to or paid to customers, plus amounts due under certain licensing-related contractual arrangements that may not be subject to an invoice. Management evaluates the Company’s financial performance in part based on billings due to the close alignment between billings and cash receipts from licensing activity, and believes billings is an important metric to provide to readers of our financial results. Billings may vary materially from revenue recorded under U.S. GAAP.

Non-GAAP Financial Measures

In addition to disclosing financial results calculated in accordance with U.S. Generally Accepted Accounting Principles (GAAP), the Company’s earnings release contains non-GAAP financial measures adjusted for either one-time or ongoing non-cash acquired intangibles amortization charges, acquired in-process research and development, all forms of stock-based compensation, restructuring and other related exit costs. Management believes that the non-GAAP measures used in this release provide investors with important perspectives into the Company’s ongoing business performance. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. All financial data is presented on a GAAP basis except where the Company indicates its presentation is on a non-GAAP basis.

Set forth below are reconciliations of the Company’s reported GAAP to non-GAAP financial metrics.

Xperi PR Contact:

Jordan Miller, +1 818-436-1082

jordan.miller@xperi.com

Xperi Investor Relations Contact:

Geri Weinfeld, +1 818-436-1231

geri.weinfeld@xperi.com

– Tables Follow –

SOURCE: XPERI CORP

XPER-E

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XPERI CORPORATION

FINANCIAL INFORMATION SCHEDULE

COMPONENTS OF GAAP AND NON-GAAP OPERATING EXPENSE

(in thousands)

(unaudited)

	Three Months Ended June 30,
	2018	2017
GAAP operating expense — components
Cost of revenue	$2,080	$1,303
Research, development and other related costs	25,170	26,313
Selling, general and administrative	30,476	33,003
Amortization expense	27,199	28,151
Litigation expense	6,635	8,226

Total operating expenses	$91,560	$96,996

	Three Months Ended June 30,
	2018	2017
Non-GAAP operating expense — components
Cost of revenue	$2,080	$1,303
Research, development and other related costs	21,808	21,916
Selling, general and administrative	25,588	25,362
Litigation expense	6,635	8,226

Total operating expenses	$56,111	$56,807

XPERI CORPORATION

RECONCILIATION FROM GAAP TO NON-GAAP OPERATING EXPENSES

(in thousands)

(unaudited)

	Three Months Ended June 30,
	2018	2017
GAAP operating expenses	$91,560	$96,996

Adjustments to non-GAAP operating expenses:
Stock-based compensation expense—R&D	(3,344)	(3,437)
Stock-based compensation expense—SG&A	(3,875)	(5,087)
Amortization expense	(27,199)	(28,151)
Acquisition & related expense—R&D	(18)	(960)
Acquisition & related expense—SG&A	(1,013)	(2,554)

Non-GAAP operating expenses	$56,111	$56,807

XPERI CORPORATION

RECONCILIATION FROM GAAP TO NON-GAAP OTHER INCOME/(EXPENSE)

(in thousands)

(unaudited)

	Three Months Ended June 30,
	2018	2017
GAAP other income/(expense)	$2,229	$220

Adjustments to non-GAAP other income/(expense):
Interest income from significant financing components under Topic 606	(2,148)	—

Non-GAAP other income/(expense)	$81	$220

XPERI CORPORATION

RECONCILIATION FOR GUIDANCE ON

GAAP TO NON-GAAP OPERATING EXPENSE

(in millions)

(unaudited)

	Three months ended September 30, 2018		Twelve months ended December 31, 2018
	Low	High	Low	High
GAAP expense	$94	$96	$394	$412

Stock-based compensation—R&D	(4)	(4)	(15)	(15)
Stock-based compensation—SG&A	(4)	(4)	(22)	(22)
Acquisition & related expense	—	—	(3)	(3)
Amortization	(27)	(27)	(109)	(109)

Total of non-GAAP adjustments	(35)	(35)	(149)	(149)

Non-GAAP expense	$59	$61	$245	$263